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                                                                    Exhibit 99.1

                                         FOR IMMEDIATE RELEASE
CONTACTS:

Ronald Tassello                          Donald C. Weinberger
BALTEK CORPORATION                       WOLFE AXELROD WEINBERGER ASSOCIATES LLC
(201) 767-1400                           (212) 370-4500


                               BALTEK CORPORATION
                    STOCKHOLDER APPROVAL OF MERGER AGREEMENT


NORTHVALE, N.J., JUNE 26, 2003 -- BALTEK CORPORATION (NASDAQ: BTEK) Jacques Kohn, President and Chairman of the Board of Directors of Baltek Corporation, was pleased to announce today that the stockholders overwhelmingly approved the merger of Baltek with a wholly-owned subsidiary of Alcan Inc. on the terms previously announced in the Company's proxy statement filed on June 3, 2003.

The transaction is expected to close on July 1, 2003.

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BALTEK CORPORATION is a world-class manufacturer and distributor of balsa wood products and other structural core materials, including PVC Foam and non-woven mat products.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS PRESS RELEASE, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q, THE ANNUAL REPORT ON FORM 10-K, THE COMPANY'S PRESS RELEASES OR IN REPORTS TO STOCKHOLDERS CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS RELATE TO, AMONG OTHER THINGS, INDUSTRIES IN WHICH THE COMPANY OPERATES, THE U.S. AND GLOBAL ECONOMIES, EARNINGS, CASH FLOW AND OPERATING PERFORMANCE AND MAY BE INDICATED BY WORDS OR PHRASES SUCH AS "ANTICIPATES," "SUPPORTS," "PLANS," "PROJECTS," "EXPECTS," "SHOULD," "FORECAST," "BELIEVE," "MANAGEMENT IS OF THE OPINION" AND SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND RISKS, INCLUDING AMONG OTHERS: GENERAL INDUSTRY TRENDS AND GROWTH RATES AND ECONOMIC CONDITIONS AS THEY AFFECT DEMAND FOR OUR CUSTOMERS' PRODUCTS AND CONTINUED DEMAND BY OUR CUSTOMERS. IN ADDITION, THE CONSUMPTION OF THE MERGER DEPENDS ON THE COMPANY'S COMPLIANCE WITH OTHER CLOSING CONDITIONS AS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER AND FILED AS AN EXHIBIT TO THE COMPANY'S FORM 8-K ON THE DATE HEREOF. IN ADDITION, SUCH STATEMENTS COULD BE AFFECTED BY GENERAL DOMESTIC AND INTERNATIONAL ECONOMIC CONDITIONS. THE LIST OF FACTORS PRESENTED HERE SHOULD NOT BE CONSIDERED TO BE A COMPLETE LIST OF ALL POTENTIAL RISKS AND UNCERTAINTIES. UNLISTED FACTORS MAY PRESENT SIGNIFICANT ADDITIONAL OBSTACLES TO THE REALIZATION OF FORWARD-LOOKING STATEMENTS.

IN LIGHT OF THESE RISKS AND UNCERTAINTIES, ACTUAL EVENTS AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS AND READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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